TECHNOLOGY LICENSE AGREEMENT made as of December 1, 2006.


BETWEEN: C-CHIP TECHNOLOGIES CORPORATION (NORTH AMERICA) INC., a corporation incorporated under the laws of Canada, having its head office at 400 Montpellier Boulevard, Ville St-Laurent, Quebec, H4N 2G7, herein acting and represented by its duly authorized representative as he so declares;

                    (hereinafter referred to as "C-Chip")

AND: IMETRIK SOLUTIONS INC., a corporation incorporated under the laws of Canada, having its head office at 740 , Notre-Dame East, Suite 1320, Montreal, Quebec, H3C 3X6, herein acting and represented by its duly authorized representative as he so declares;

                    (hereinafter referred to as "Licensee")


WHEREAS C-Chip is in the business of marketing and selling technological devices and products developed by it using the AMPS, REFLEX or Pager based (analogue) standard of communication under the trade-marks "Shadow 100", "Credit Chip 1" and "Credit Chip 100" (the "C-Chip Products") allowing credit providers to locate and track down a vehicle equipped with such a device in case of payment default (the "C-Chip Business").

WHEREAS C-Chip has developed a certain expertise and know-how related to the manufacture, marketing and sale of the C-Chip Products within the Market (as defined below) and the sale of GSM (digital) based products within the Market (as defined below).

WHEREAS Licensee is in the business of developing and marketing of wireless solutions, using technological devices and GSM (digital) based product (which includes the DACP08), including offering credit providers the ability to remotely locate vehicles with immobilization capabilities, by using a worldwide GSM/SMS network for wireless communications and internet web applications ("Licensee's Technology").

WHEREAS Manaris Corporation (formerly known as C-Chip Technologies Corporation) ("Manaris") and Licensee entered into a master agreement on technological and business development on May 27, 2005 (the "2005 Agreement") providing inter alia for (i) the provision of certain services by Licensee to Manaris in connection with the C-Chip Business, including the improvement of the manufacturing processes relating to the C-Chip Products and the development of improvements to such products to allow for the manufacturing thereof on a larger scale and (ii) the provision of certain credit facilities to Manaris in the event that it was unable to pay the service fees due to Licensee under the 2005 Agreement (the "Loan").

WHEREAS C-Chip, a wholly-owned subsidiary of Manaris, was formed in order to carry on the C-Chip Business.

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                                      -2-


WHEREAS there is currently outstanding an amount of US$1,143,321.03 pursuant to the terms of the Loan (the "Outstanding Loan Amount").

WHEREAS Licensee wishes to be in a position to fully service and respond to the needs of the clients operating within the Market (as defined below), regardless of the technology used by each individual client, whether based on the Technology (as defined below) or Licensee's Technology.

WHEREAS C-Chip is the owner of or has the right to license and sublicense certain intellectual property in relation to the C-Chip Products.

WHEREAS C-Chip wishes to grant, and Licensee desires to acquire, an exclusive license under C-Chip's Intellectual Property (as defined below), subject to the terms and conditions set forth hereinafter.

NOW THEREFORE, in consideration of the mutual promises set forth hereinafter, the parties agree as follows:

1.       INTERPRETATION

         1.1      Definitions

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith:

                  1.1.1 "2005 Agreement" has the meaning set forth in the preamble.

                  1.1.2 "Affiliate" has the meaning attributed thereto in the Canada Business Corporations Act.

                  1.1.3 "Agreement" means this agreement entitled "Technology License Agreement", all schedules hereto and all instruments supplemental hereto or in amendment or in confirmation hereof.

                  1.1.4 "C-Chip Business" has the meaning set forth in the preamble.

                  1.1.5 "C-Chip Products" has the meaning set forth in the preamble.

                  1.1.6 "C-Chip's Intellectual Property" means the Trade-Marks, the Processes, the Technology, the Know-how and any other Intellectual Property owned by or licensed to C-Chip in relation to the C-Chip Products, as of the date of this Agreement.

                  1.1.7 "Confidential Information" has the meaning set forth in Section 8.1.

                  1.1.8    "Dealer"   means  retail  or  wholesale   vendors  of
                           vehicles in the Market.

                  1.1.9    "Date of  Disposition"  has the  meaning set forth in
                           Section 3.3.

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                                      -3-


                  1.1.10 "Hardware" means telecommunications and related devices that form part of the C-Chip Products and that are used to communicate with, locate and/or disable a vehicle in which a C-Chip Product is installed.

                  1.1.11 "Intellectual Property" means all worldwide intellectual and industrial rights and includes rights to (i) inventions and patents for inventions, including all divisional, continuing, substitute, renewal, re-issue and all other applications and/or letters patent therefor, (ii) copyrights, (iii) designs and industrial designs, (iv) trade-marks, and any word, symbol, icon, logo or other indicia of origin adopted or used in connection with any product or service, (v) know-how, trade secrets and confidential information, and (vi) other proprietary rights, whether registered or not.

                  1.1.12 "Know-how" means that certain knowledge and information that C-Chip has developed through the C-Chip Business regarding the manufacture, marketing and Sale of the C-Chip Products in the Market.

                  1.1.13   "Loan" has the meaning set forth in the preamble.

                  1.1.14 "Market" means the sub-prime used vehicle market otherwise commonly referred to as the "buy here pay here" (BHPH) market.

                  1.1.15 "Market Products" means the C-Chip Products and any and all products that use the Licensee's Technology that include the "locate and disable" functions, which products in each case are sold by the Licensee in the Market;

                  1.1.16 "Minimum Monthly Sales Quota" means the obligation of Licensee to Sell a minimum amount of 1,500 units of the Market Products in any given month during the term of this Agreement.

                  1.1.17   "November  Period"  has  the  meaning  set  forth  in
                           Section 3.1.1.

                  1.1.18 "Outstanding Loan Amount" has the meaning set forth in the preamble.

                  1.1.19 "Processes" means any processes developed by C-Chip related to and/or used to develop and/or manufacture the C-Chip Products and/or Sell the C-Chip Products in the Market.

                  1.1.20   "Project  Manager"  has  the  meaning  set  forth  in
                           Section 11.1.

                  1.1.21 "Repayment Date" has the meaning set forth in Section 3.4.

                  1.1.22 "Reseller Agreements" means such agreements entered into between C-Chip and a reseller for the Sale of the C-Chip Products, which agreements are listed in
                           Schedule 1.1.22.

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                                      -4-


                  1.1.23   "Royalty" has the meaning set forth in Section 3.1.

                  1.1.24 "Sale", "Sell" (and other derivatives) means to market, promote, distribute, sell, rent, lease, license, sublicense or engage in any other form of distribution of the C-Chip Products or other Market Products, as the case may be, to an end user, distributor, Dealer, reseller (including through the Reseller Agreements) or any other person or entity, either directly or indirectly through a chain of distribution (including a financial institution) or otherwise.

                  1.1.25 "Software" means any software code, including sub-routines, developed by C-Chip and embedded in the C-Chip Products, as well as any software code developed by C-Chip relating to the internet web applications used in connection with the C-Chip Products.

                  1.1.26 "Technology" means vehicle-tracking technology that consists of both Hardware and Software developed by C-Chip using AMPS, REFLEX or Pager based network systems technology, that interfaces with internet web applications used in order to communicate with, locate and/or disable remote vehicles.

                  1.1.27   "Territory" means worldwide.

                  1.1.28 "Trade-Marks" means the trade-mark(s) used in connection with the C-Chip Products owned by or licensed to C-Chip listed in Schedule 1.1.28, as amended from time to time.

         1.2      Headings

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

         1.3      Extended Meanings

                  In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, limited liability companies, associations, trusts, unincorporated organizations and corporations.

         1.4      Statutory References

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

         1.5      Accounting Principles

                  Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles ("GAAP"), such reference shall be deemed to be to the generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles and applied in a manner consistent with prior periods of the Seller.

         1.6      Currency

                  All references to currency herein are to lawful money of United States of America.

         1.7      Schedules

                  The following are the Schedules to this Agreement:

                  Schedule 1.1.22 - Reseller Agreements; and

                  Schedule 1.1.28 - Trade-Marks.

2.       GRANTS AND COVENANTS

         2.1      License Grant

                  2.1.1 Subject to the terms, conditions and restrictions of this Agreement, C-Chip hereby grants to Licensee an exclusive license under C-Chip's Intellectual Property to manufacture and Sell the C-Chip Products in the Market within the Territory.

                  2.1.2 Notwithstanding anything to the contrary in this Agreement, the license granted herein to Licensee includes the right:

                           2.1.2.1 to modify, copy or enhance the Technology and Processes for use within the scope of the license set forth in Section 2.1.1;

                           2.1.2.2 to grant sublicenses under Section 2.1.1 (subject to terms and conditions substantially similar to those set forth in this Section 2 and subject to the Royalty payment obligations set forth in Section 3) to Affiliates of Licensee to manufacture and Sell the C-Chip Products in the Market within the Territory;

                           2.1.2.3 to have C-Chip Products manufactured or assembled by third parties and/or developed by or with third parties solely for the benefit of Licensee for the manufacture, use or Sale by Licensee or its Affiliates; and

                           2.1.2.4 to Sell the C-Chip Products together with or simultaneously with the sale of the other Market Products (including Licensee's Technology based products) in order to fully service and meet the requirements of clients operating within the Market.

                  2.1.3 For greater certainty, nothing herein shall prevent C-Chip from using, copying, enhancing or modifying C-Chip's Intellectual Property:

                           2.1.3.1  for its internal use; or

                           2.1.3.2 in the context of research and development activities unrelated to the Market on its own behalf or on behalf of a third party.

         2.2      Trade-Marks License

                  2.2.1 Subject to the terms, conditions and restrictions of this Agreement, and in conjunction with the license granted pursuant to the terms of Section 2.1, C-Chip hereby grants to Licensee an exclusive license, within the Territory, to use the Trade-Marks only in association with the C-Chip Products.

                  2.2.2 Licensee shall comply with C-Chip's standard trade-mark guidelines as to the form and manner in which the Trade-Marks may be used pursuant hereto. In particular, Licensee shall not change, amend or otherwise modify the Trade-Marks. Moreover, Licensee shall identify the Trade-Marks, when used as trade-marks, with a notation that the mark is a registered/unregistered trade-mark of C-Chip and/or its licensors, as the case may be. Upon request, Licensee shall submit for approval by C-Chip, acting reasonably, samples of any packaging, documentation, advertising, brochures and other material on which the Trade-Marks appear or which is intended to be used in relation to C-Chip Products being manufactured, used or Sold by Licensee.

                  2.2.3 Licensee acknowledges that C-Chip and/or its licensors are the exclusive owners of the Trade-Marks and all goodwill associated therewith, that all use of the Trade-Marks by it enures to the benefit of C-Chip and/or its licensors, and that it shall not dispute or contest the validity, ownership or enforceability of the Trade-Marks nor attempt to dilute the value of the goodwill attached thereto.

                  2.2.4 To the extent required to protect C-Chip's and/or its licensors' rights in the Trade-Marks, during the term of the Agreement, Licensee shall give C-Chip's representatives reasonable access to Licensee's facilities, at C-Chip's expense, at reasonable times during business hours, subject to C-Chip giving Licensee at least five (5) Business Days prior notice, for the purpose of quality control in relation to C-Chip Products branded with the Trade-Marks, as the case may be.

                  2.2.5 Licensee may Sell the C-Chip Products on a "white label" basis, without use of the Trade-Marks, it being understood that any decision by Licensee to cease using the Trade-Marks in connection with the C-Chip Products shall not in any way affect or release it from its Royalty payment obligations under
                           Section 3 hereof.

         2.3      Exclusivity

                  In order to assure Licensee of the exclusive rights under C-Chip's Intellectual Property to manufacture and Sell the C-Chip Products in accordance with the terms of this Agreement, and except as provided otherwise in this Agreement, C-Chip shall not:

                  2.3.1    itself use C-Chip's Intellectual Property to develop,
                           produce,  market,   distribute  or  Sell  the  C-Chip
                           Products or similar products in the Market; or

                  2.3.2 grant to a third party any rights or licenses to use, copy, enhance or modify any of C-Chip's Intellectual Property to develop, produce, market, distribute or Sell the C-Chip Products in the Market.

         2.4      No Contestation

                  2.4.1 Licensee hereby acknowledges that C-Chip and/or its licensors remain owners of C-Chip's Intellectual Property and the goodwill attached to it and undertakes not to contest C-Chip's Intellectual Property nor the rights of C-Chip or its licensors therein at any time during or after expiration or termination of this Agreement.

                  2.4.2 Licensee agrees not to use C-Chip's Intellectual Property except in accordance with this Agreement.

3.       COMPENSATION

         3.1      Royalty

                  In consideration of the licenses granted to Licensee by C-Chip pursuant to Sections 2.1 and 2.2 and the resulting ability of Licensee to fully service and meet the needs of clients operating within the Market, Licensee shall pay to C-Chip a royalty (the "Royalty"), which shall be payable as follows:

                  3.1.1 an amount of $20.00 per Market Product Sold by Licensee for the period of November 1, 2006 to November 30, 2006 (the "November Period") in the amount of $22,860.00 which amount will be set off against the amount otherwise due under the Loan for the November Period in the amount of $33,645.12, it being understood that the difference between such amounts in the amount of $10,785.12 will be paid by C-Chip to Licensee on or before January 15, 2007;

                  3.1.2 a lump sum reduction of the principal and interest owing on the Outstanding Loan Amount as of the date hereof in the amount of $200,000;

                  3.1.3 subject to the provisions of Section 3.2, an amount of $20.00 per Market Product Sold by Licensee as of the date hereof, which shall be payable by means of a periodic reduction of the principal and interest owing on the Outstanding Loan Amount, to be applied against the Outstanding Loan Amount on the first day of the month following the end of the month in which the Sale occurred.

         3.2      Failure to meet Minimum Monthly Sales Quota

                  In the event that Licensee fails to Sell a sufficient number of Market Products in any given month during the term of this Agreement in order to meet the Minimum Monthly Sales Quota for such month, the parties hereby agree that the Royalty payable pursuant to the terms of Section 3.1.3 for such month shall be the aggregate amount of $30,000 regardless of the number of units of Market Products Sold.

         3.3      Payment Obligation

                  The Royalty specified in Sections 3.1.3 and 3.4 as the case may be becomes payable by Licensee with respect to any Sale of Market Products by Licensee, irrespective of the manner in which such Sale occurs and any costs associated therewith or any discounts, deferred payment terms or other special arrangements existing between Licensee and any customer with respect to the Sale of such Market Products. For greater certainty, the Royalty becomes payable as of the moment when the Market Products are shipped (the "Date of Disposition").

         3.4      Option

                  As of the date upon which the entire Outstanding Loan Amount has been reimbursed to Licensee by way of reductions of such amount in payment of the Royalty hereunder (the "Repayment Date"), (i) the parties agree that the Loan shall be extinguished and that C-Chip shall be released from any further obligations under the Loan and Licensee shall sign and deliver any documentation required or reasonably requested by C-Chip to give effect thereto, (ii) the Royalty payable pursuant to Section 3.1.3 shall thereafter be in an amount of $20.00 per C-Chip Product Sold by Licensee as of the Repayment Date, payable to C-Chip by means of wire transfer to a bank account designated by C-Chip within ten (10) days of the end of the month in which the Sale occurred, (iii) the Minimum Monthly Sales Quota will no longer be applicable, and (iv) Licensee shall have an option to purchase C-Chip's Intellectual Property on terms and conditions to be mutually agreed upon between C-Chip, its licensors and Licensee, to be exercised within ninety (90) days of the Repayment Date.

         3.5      Tax

                  3.5.1 All amounts and payments under this Agreement are exclusive of any tax, duty, levy, or similar government charge that may be assessed by any jurisdiction, whether based on gross revenue, the license, Sale or other exploitation of C-Chip's Intellectual Property or the Market Products, the execution of this Agreement or otherwise, except for those based on either party's net income.

                  3.5.2 In the event any invoices are issued under this Agreement, such invoices will include any applicable tax that may be assessable on the charges set forth therein.

         3.6      Records

                  3.6.1 All the reductions to the Outstanding Loan Amount resulting from the payment of the Royalty pursuant to
                           Section 3.1 shall be effective and recorded by Licensee in its books and records as of the Date of Disposition of a Market Product. Licensee shall provide C-Chip with detailed statements recording (i) the volume of Sales of Market Products for the month in question, (ii) the calculation of the corresponding Royalty payable pursuant to the terms of Section 3.1 and (iii) confirmation as to the balance of the Outstanding Loan Amount following payment of the Royalty for the previous month, within ten (10) days of the end of each month.

                  3.6.2 Licensee shall maintain all books and records in accordance with GAAP evidencing all Sales of the Market Products, the revenues received in respect thereof and Royalty payments made in accordance with the terms of this Agreement.

                  3.6.3 For the period during which the Royalty accrues hereunder and for a period of twelve (12) months after completion of Royalty payments, Licensee shall grant C-Chip or its designated professional advisors reasonable access during business hours to inspect the books and records kept by Licensee relating to the Sales of Market Products, the revenues received in respect thereof and Royalty payments under this Agreement and shall make such books and records available and permit C-Chip and its designated professional advisors to audit, inspect and take copies of such books and records. In the event that such audits and inspections reveal accounting or other errors in relation to Royalty payments due to C-Chip, the difference shall be paid immediately by Licensee by way of additional reductions of the Outstanding Loan Amount in accordance with the terms of Section 3.1 or by payment of the Royalty amount specified in Section 3.4, as the case may be, with interest at a rate of one percent (1%) monthly (twelve per cent (12%) annually). All costs and expenses arising out of such audits and inspections shall be borne by C-Chip except where the audit reveals accounting or other errors in relation to Royalty payments due to C-Chip which represent a discrepancy of 5% or more from amounts actually found to be due, in which case all costs associated with such audits or inspections shall be borne by Licensee.

                  3.6.4 In the event C-Chip wishes to inspect the books and records maintained by Licensee in relation to the Sales of Market Products, the revenue received in respect thereof and Royalty payments under this Agreement, it shall notify Licensee, in writing, of the scope of such inspection as well as the organization to which the inspector belongs and the title and name of the inspector at least twenty (20) Business Days prior to the inspection commencement date.

         3.7      Undertaking by C-Chip

                  As further consideration for the obligations of Licensee hereunder and the payment of the Royalty, C-Chip hereby undertakes to pay to Licensee an amount to be determined and agreed upon by C-Chip and Licensee on or before March 31, 2007, which amount will be applied as a further reduction of the principal and interest owing on the Outstanding Loan Amount as of such date.

4.       OWNERSHIP

         4.1 Nothing contained in this Agreement shall be deemed to convey any title to or ownership in C-Chip's Intellectual Property, in whole or in part, to Licensee. All rights in C-Chip's
                  Intellectual Property not expressly licensed to Licensee hereunder are hereby reserved by C-Chip.

         4.2 Nothing contained in this Agreement shall be deemed to convey any title to or ownership in Licensee's Technology, in whole or in part, to C-Chip. For greater certainty, it is acknowledged that the Licensee's Technology is completely distinct and different from the Technology and C-Chip shall have no claim to any right in any of the improvements to the Licensee's Technology. In addition, no provision of this Agreement shall be deemed to impose a duty on the Licensee to give precedence to the Sale of the C-Chip Products over the Sale of Licensee's Technology based products, it being understood that the Sale of Market Products will be dictated by the preferences of clients operating within the Market.

5.       PURSUIT AND MAINTENANCE OF TRADE-MARKS RIGHTS

         5.1 Licensee shall maintain the registrations for the Trade-Marks for so long as Licensee uses the Trade-Marks in association with the C-Chip Products in accordance with the terms hereof. The costs associated with the maintenance of the registrations for the Trade-Marks shall be borne by Licensee. In the event that Licensee ceases using the Trade-Marks as described above, it shall immediately so advise C-Chip in writing and thereafter, C-Chip shall assume responsibility at its own cost for the maintenance of the registrations for the Trade-Marks.

         5.2 C-Chip shall execute all instruments or documents and render such other assistance, at Licensee's expense, as Licensee may reasonably request in order to maintain the Trade-Marks.

6.       INFRINGEMENTS

         6.1      Duty to inform

                  Each party  undertakes  to inform the other party  promptly of
                  (i) any infringement or threatened infringement by a third party of any Intellectual Property rights of either party and
                  (ii) of any claim of any infringement of any Intellectual Property rights of either party made by a third party which comes to its attention.

         6.2      Infringement by Third Parties

                  6.2.1 If any of C-Chip's Intellectual Property is infringed by a third party, C-Chip will, after consultation with Licensee, decide upon the course of action to take in order to put an end to the infringement and/or to seize any product manufactured, marketed, distributed or sold in violation of C-Chip's Intellectual Property.

                  6.2.2    If C-Chip judges in its  reasonable  discretion  that
                           C-Chip's Intellectual Property rights have been infringed upon by a third party, it shall take any and all necessary measures it deems reasonable in the circumstances, without any obligation to do so, at its own cost and expense including institution of legal proceedings. C-Chip shall keep Licensee informed regarding the progress of such necessary measures. Licensee shall have the right to participate in such legal proceedings or settlement negotiations at its own cost and expense and by counsel of its own choice.

                  6.2.3 Licensee shall have the right at its own cost and expense and by counsel of its own choice to institute and prosecute legal proceedings against suspected infringers of C-Chip's Intellectual Property rights as Licensee may deem necessary or desirable to safeguard its rights under this Agreement if C-Chip does not institute legal proceedings within ninety
                           (90) days after gaining knowledge thereof by C-Chip on its own or receipt of a notice from Licensee sufficiently detailed to institute such legal proceedings, provided that Licensee shall not have the right to settle, compromise or take any action in any dispute which diminishes, limits or inhibits the scope, validity or enforceability of C-Chip's Intellectual Property without the express written consent of C-Chip. In such case, Licensee shall keep all proceeds resulting from such legal proceedings and shall have the right to settle such proceedings save and except if such settlement includes any invalidation of any of C-Chip's Intellectual Property. During the course of any such proceedings, Licensee shall keep C-Chip informed regarding the progress of the proceedings, and C-Chip shall fully provide necessary support and cooperation at Licensee's expense. C-Chip shall have the right to participate in such proceedings or settlement discussions at its cost with counsel of its choice.

7.       TERM AND TERMINATION

         7.1      Term

                  7.1.1 This Agreement enters into effect as of the date hereof and shall end, unless earlier terminated in accordance with the other provisions of this Section 7 or as a result of the exercise of the Licensee Option in accordance with terms of Section 3.4, on the first anniversary of the Repayment Date.

                  7.1.2 Subsequently, this Agreement will automatically renew for successive two (2) year periods unless, at least sixty (60) days' prior to the beginning of any renewal term, either party gives the other party written notice of its intent to terminate the Agreement.

         7.2      Termination for Material Breach

                  The Agreement may be terminated by either party, by sending notice of termination in writing to the other party, in case of any material breach of any of the terms or conditions of this Agreement by the other party, if such party fails to remedy such breach or default within thirty (30) days after receipt of written notice thereof from the other party hereto.

         7.3      Termination for Insolvency

                  This Agreement shall be automatically terminated if either party (i) makes a general assignment for the benefit of creditors, (ii) is the subject of voluntary or involuntary insolvency proceedings, pursuant to the Bankruptcy and Insolvency Act, the Companies Creditors Arrangement Act or the Winding Up and Restructuring Act or similar applicable legislation which proceedings are not dismissed within thirty
                  (30) days after the date of filing thereof or (iii) has a receiver or trustee appointed for substantially all of its property.

         7.4      Termination by C-Chip

                  C-Chip may terminate this Agreement upon written notice to Licensee in the event that Licensee takes any action to wind up or terminate its corporate existence or which may lead to a material change in the nature of its business.

         7.5      Effect of Termination

                  7.5.1    In  case  of  expiration  or   termination   of  this
                           Agreement under this Section 7:

                           7.5.1.1 all licenses granted hereunder shall terminate and all rights of Licensee to Sell the C-Chip Products will cease as of the date of such expiration or termination; and

                           7.5.1.2 each party will return all copies of the other party's Confidential Information in its possession and provide such other party with a certificate signed by a duly authorized officer attesting to such return.

                  7.5.2 In the event of early termination of this Agreement by Licensee due to a material breach by C-Chip under
                           Section 7.2 or otherwise under Section 7.3 and in addition to the provisions of Section 7.5.1, the full amount of principal and interest owing on the Loan shall become immediately exigible and payable to Licensee.

                  7.5.3 In the event of early termination of this Agreement by C-Chip due to a material breach by Licensee under
                           Section 7.2 or otherwise under Sections 7.3 or 7.4, and in addition to the provisions of Section 7.5.1, Licensee agrees that upon such termination, the Loan shall be deemed to be immediately forgiven and cancelled, and C-Chip shall be released from any further obligations with respect thereto.

                  7.5.4 Subject to the provisions of Sections 7.5.2 and 7.5.3, the expiration or termination of this Agreement shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

8.       CONFIDENTIALITY

         8.1      Confidential Information

                  For the purposes of this Agreement, "Confidential Information" means the existence and provisions of this Agreement, the details regarding the business relationship between Licensee and C-Chip, and any information about the disclosing party's business or activities that is proprietary and confidential, which shall include all information regarding C-Chip's Intellectual Property, the Intellectual Property of Licensee, the C-Chip Products, all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary" or information which, by the nature of the circumstances surrounding the disclosure, should in good faith to be treated as confidential.

         8.2      Exceptions

                  Notwithstanding the foregoing, Confidential Information will not include information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;
                  (ii) is acquired by the receiving party before receiving such information from the disclosing party and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to the receiving party by a third party, without restriction as to use or disclosure; (iv) is information which the receiving party can document was independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information; (v) is required to be disclosed by applicable law, provided that the receiving party uses reasonable efforts to give the disclosing party notice of such required disclosure and an opportunity to obtain a protective order or other appropriate remedy; or (vi) is disclosed with the prior written consent of the disclosing party.

         8.3      Nondisclosure Obligations

                  During the term of this Agreement and thereafter, each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Either party may disclose the terms of this Agreement to potential investors, lenders or acquisition partners and their representatives, provided that disclosure is made pursuant to customary non-disclosure agreements limiting the recipient's use of disclosed information to the evaluation of the potential investment, loan or acquisition.

         8.4      Return

                  Upon the disclosing party's request, the receiving party will promptly return to the disclosing party all tangible items containing or consisting of the disclosing party's Confidential Information and all copies thereof.

         8.5      Injunctive Relief

                  Each party acknowledges that all of the disclosing party's Confidential Information is owned solely by the disclosing party (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury to the disclosing party, the degree of which may be difficult to ascertain. Accordingly, each party agrees that the disclosing party will have the right to obtain an immediate injunction enjoining any breach of this Section, as well as the right to pursue any and all other rights and remedies available at law or in equity in the event of such a breach.

9.       WARRANTY DISCLAIMER AND LIMITATION OF LIABILITY

         9.1 WARRANTY DISCLAIMER. LICENSEE ACKNOWLEDGES AND AGREES THAT ITS USE OF C-CHIP'S INTELLECTUAL PROPERTY UNDER THIS AGREEMENT IS ON AN "AS IS, WHERE IS" BASIS. C-CHIP MAKES AND THERE IS NO WARRANTY, REPRESENTATION OR CONDITION, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE RELATING TO THE PROCESSES, TECHNOLOGY OR C-CHIP'S INTELLECTUAL PROPERTY, OR THIS AGREEMENT.

                  C-CHIP EXPRESSLY EXCLUDES ANY WARRANTIES, REPRESENTATIONS AND CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, NON-INFRINGEMENT OR FITNESS FOR ANY PARTICULAR PURPOSE. FOR GREATER CERTAINTY, C-CHIP DOES NOT WARRANT OR REPRESENT THAT THE TECHNOLOGY IS ERROR-FREE.

         9.2 LIMITATION OF LIABILITY. C-CHIP SHALL NOT BE LIABLE FOR ANY CLAIMS, DEMANDS, ACTIONS OR DAMAGES ARISING FROM LICENSEE'S USE OF THE PROCESSES, TECHNOLOGY, C-CHIP'S INTELLECTUAL PROPERTY OR THE SUBJECT MATTER THEREOF. IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST DATA, OR LOST SAVINGS IN CONNECTION WITH THIS AGREEMENT, THE PROCESSES, TECHNOLOGY OR C-CHIP'S INTELLECTUAL PROPERTY, HOWEVER CAUSED, WHETHER ARISING IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT, CIVIL LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE.

10.      INDEMNIFICATION

         10.1     Indemnification by Licensee

                  Licensee hereby agrees to indemnify and hold C-Chip and its parent, Affiliates and their respective successors, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses (including reasonable lawyer's fees) arising out of (i) any claim or suit brought against Licensee by a third party resulting from Licensee's Sale of the C-Chip Products in a manner which is inconsistent with the terms of this Agreement or (ii) any third party claim of intellectual property infringement relating to Licensee's Intellectual Property.

         10.2     Indemnification by C-Chip

                  C-Chip hereby agrees to indemnify Licensee and its parent, Affiliates and their respective successors, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses (including reasonable lawyer's fees) arising out of any third party claim of intellectual property infringement relating to C-Chip's Intellectual Property.

11.      PROJECT MANAGEMENT

         11.1     Project Managers

                  The primary technical/commercial contact for each party for the purposes of this Agreement (each a "Project Manager") will be:

                  For C-Chip:

                  Marie-Annick Riel, President

                  For Licensee:

                  Daniel Bouchard, Chief Financial Officer

         11.2     Meetings

                  The Project Managers will meet at least every quarter to discuss the Sale of the Market Products and related revenues, any technical or commercial issues that may have arisen since the previous meeting and, more generally, any other issue related to the performance of this Agreement.

12.      GENERAL

         12.1     Public Announcement

                  Other than as is required by law, no public announcement of the existence of or the provisions of this Agreement shall be made without written consent of both parties.

         12.2     Relationship of the Parties

                  Each of the Parties hereto is an independent contractor. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as (i) creating a partnership, joint venture, franchise or agency relationship between the parties or (ii) giving either party the authority to direct or control the daily activities of the other party.

         12.3     Further Assurances

                  Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as another party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

         12.4     Benefit of the Agreement

                  This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties.

         12.5     Entire Agreement

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto, including the 2005 Agreement (except as it relates to the existence of the Loan) and the memorandum of understanding entered into between C-Chip, Licensee and Manaris Corporation on August 14, 2006. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

         12.6     Amendments and Waivers

                  No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

         12.7     Assignment

                  12.7.1 Either party may assign this Agreement (i) to any of its Affiliates which is capable of exercising its rights and performing its obligations hereunder or
                           (ii) to any person which acquires control of it by purchase of shares or with which it may merge or consolidate or to which it may transfer all or substantially all its assets.

                  12.7.2 Except as provided in Section 12.7.1, neither party may assign the Agreement without the prior written consent of the other party.

         12.8     Severability

                  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

         12.9     Notices

                  Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

                  To C-Chip:

                  C-Chip Technologies Corporation (North America) Inc. 400 Montpellier Boulevard
                  Ville St-Laurent, Quebec  H4N 2G7
                  Attention: Marie-Annick Riel

                  Telecopier: (514) 428-8999

                  To Licensee:

                  iMetrik Solutions Inc.
                  740 Notre Dame East
                  Suite 1320
                  Montreal Quebec  H3C 3X6
                  Attention: Daniel Bouchard

                  Telecopier: (514) 904-0611

                  or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively presumed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the third (3rd)

                  Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of successful transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to have known of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

         12.10    Governing Law

                  This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

         12.11    Counterparts

                  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

         12.12    Facsimiles

                  Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

                      [Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date referred to above.

                                   C-CHIP TECHNOLOGIES CORPORATION
                                   (NORTH AMERICA) INC.


                                   Per: /s/ Marie-Annick Riel
                                        ---------------------
                                        Marie-Annick Riel, President


                                   IMETRIK SOLUTIONS INC.


                                   Per: /s/ Daniel Bouchard
                                        -------------------
                                        Daniel Bouchard, Chief Financial Officer